Exhibit 99.1

Contact:
Gary J. Fuges, CFA
ValueClick, Inc.
1.818.575.4677

VALUECLICK ANNOUNCES THIRD QUARTER 2006 RESULTS

Results Exceed Previously Issued Guidance; 2006 Guidance Increased

Westlake Village, CA – November 1, 2006 – ValueClick, Inc. (Nasdaq: VCLK) today reported financial results for the third quarter ended September 30, 2006. Revenue, adjusted-EBITDA1 and diluted net income per common share for the quarter exceeded previously issued guidance. Based on its third quarter performance and outlook for the fourth quarter, ValueClick increased its guidance for fiscal year 2006.

“Our core businesses delivered another strong quarter, as our expertise in monetizing online traffic drove 37 percent year-over-year organic revenue growth and financial performance that exceeded all of our guidance metrics,” said James Zarley, chairman and chief executive officer of ValueClick. “Our large-scale network solutions enable our advertiser and publisher clients to benefit from the continued fragmentation of online media consumption, and our increased 2006 guidance illustrates our confidence in finishing 2006 on a strong note.”

Revenue for the third quarter of 2006 was a record $137.9 million, well above the high-end of the Company’s previously issued guidance and a 69 percent increase from the third quarter of 2005. Third quarter 2006 results include a full quarter of operations from Fastclick, acquired on September 29, 2005.

Income before income taxes for the third quarter of 2006 was $26.4 million, compared to $18.5 million for the third quarter of 2005. Third quarter 2006 income before income taxes includes $3.0 million of stock-based compensation expense, due primarily to the impact of Statement of Financial Accounting Standards (SFAS) 123R which was adopted by the Company on January 1, 2006, compared to $70,000 for the third quarter of 2005. Due to the timing of services rendered, the third quarter of 2006 also includes an incremental $1.8 million in professional fees associated with Sarbanes-Oxley compliance, annual audit and tax planning services that were not included in either the third quarter of 2005 or the second quarter of 2006.

Adjusted-EBITDA for the third quarter of 2006 was $35.6 million, above the high-end of the Company’s previously issued guidance and an increase of 57 percent from the third quarter of 2005.

Net income for the third quarter of 2006 was $16.8 million, or $0.17 per diluted common share, compared to $11.0 million, or $0.13 per diluted common share, for the third quarter of 2005. Third quarter 2006 diluted net income per common share exceeded the Company’s previously issued guidance of $0.14. Third quarter 2006 net income includes $1.9 million of stock-based compensation expense, net of tax, largely due to the impact of SFAS 123R. Stock-based compensation expense reduced third quarter 2006 diluted net income per common share by $0.02. Based on tax return filings, net favorable discrete adjustments to the income tax provision for the third quarter of 2006 increased diluted net income per common share by $0.01.

The consolidated balance sheet as of September 30, 2006 includes $230 million in cash, cash equivalents and marketable securities, $595 million in total stockholders’ equity and no long-term debt. During the third quarter, ValueClick repurchased 1.1 million shares of the Company’s outstanding common stock for $15.0 million. Year-to-date through September 30, 2006, the Company has repurchased 6.9 million shares of its outstanding common stock for $103.4 million.

1 Adjusted-EBITDA is defined as GAAP (Generally Accepted Accounting Principles) net income before interest, income taxes, depreciation, amortization, and stock-based compensation. Please see the attached schedule for a reconciliation of GAAP net income to adjusted-EBITDA, and a discussion of why the Company believes adjusted-EBITDA is a useful financial measure to investors and how Company management uses this financial measure.

Business Outlook
The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements do not include the potential impact of any mergers, acquisitions or other business combinations that may be completed after the date of this release. Actual stock-based compensation expense may differ from these estimates based on the timing and amount of options granted, the assumptions used in option valuation and other factors.

Based on its third quarter results and outlook for 2006, ValueClick is raising its fiscal year 2006 guidance ranges, issued previously on August 1, 2006:

Fiscal Year 2006	Previous Guidance	Updated Guidance
Revenue	$519-$529 million	$531-$533 million
Adjusted-EBITDA	$133-$137 million	$137-$139 million
Diluted net income per common share	$0.48-$0.54	$0.57-$0.58

ValueClick’s fiscal year 2006 guidance for diluted net income per common share includes a deduction in the range of $0.08 to $0.09 per share for stock-based compensation expense and an increase of $0.01 per share resulting from net favorable discrete adjustments to the income tax provision. Fiscal year 2006 diluted net income per common share guidance assumes an effective tax rate of 43.3 percent. Excluding net discrete adjustments, the Company’s assumed effective tax rate would be approximately 44.5 percent.

Additionally, ValueClick is announcing guidance for the fourth quarter of 2006:

Fourth Quarter 2006	Guidance
Revenue	$146-$148 million
Adjusted-EBITDA	$38-$40 million
Diluted net income per common share	$0.17-$0.18

Fourth quarter 2006 diluted net income per common share guidance includes a reduction of $0.02 per share for stock-based compensation expense. Fourth quarter 2006 diluted net income per common share guidance assumes an effective tax rate of 44.5 percent.

Conference Call Today
James Zarley, chairman and chief executive officer, and Sam Paisley, chief administrative officer, will present an overview of the results and other factors affecting ValueClick’s financial performance for the third quarter during a conference call and webcast on November 1, 2006 at 1:30PM PT. Investors and analysts may obtain the dial-in information through StreetEvents (www.streetevents.com).

The live webcast and other information of potential interest to investors will be available to the public in the Investor Relations section of the Company’s website (www.valueclick.com). Replay information will be available for seven days after the call and may be accessed at (888) 203-1112 for domestic callers and (719) 457-0820 for international callers. The passcode is 4871755.

About ValueClick
ValueClick, Inc. (Nasdaq: VCLK) is one of the world’s largest integrated online marketing companies, offering comprehensive and scalable solutions to deliver cost-effective customer acquisition for advertisers and transparent revenue streams for publishers. ValueClick’s performance-based solutions allow its customers to reach their potential through multiple online marketing channels, including affiliate and search marketing, display advertising, lead generation, ad serving and related technologies, and comparison shopping. ValueClick brands include Commission Junction, ValueClick Media, Mediaplex, and PriceRunner. For more information, please visit www.valueclick.com.

This release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, ValueClick’s ability to successfully integrate its Fastclick and Webclients acquisitions, trends in online advertising spending and estimates of future online performance-based advertising. Actual results may differ materially from the results predicted, and reported results should not be considered an indication of future performance. Important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are detailed under “Risk Factors” and elsewhere in filings with the Securities and Exchange Commission made from time to time by ValueClick, including, but not limited to: its Annual Report on Form 10-K filed on March 31, 2006 and an amendment to its Annual Report on Form 10-K/A filed on April 21, 2006; its current report on Form 8-K filed on February 27, 2006; recent quarterly reports on Form 10-Q and Form 10-Q/A; other current reports on Form 8-K. Other factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements include, but are not limited to, the risk that market demand for online advertising, and performance-based online advertising in particular, will not grow as rapidly as predicted. ValueClick undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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VALUECLICK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three-month Period
	Ended September 30,
	(Unaudited)
	(Note 1)
	2006	2005

Revenue	$137,865	$81,414
Cost of revenue	38,709	22,496

Gross profit	99,156	58,918
Operating expenses:
Sales and marketing (Note 2)	46,270	22,021
General and administrative (Note 2)	14,326	10,314
Technology (Note 2)	8,301	5,680
Amortization of intangible assets	5,462	3,107

Total operating expenses	74,359	41,122

Income from operations	24,797	17,796
Interest income, net	1,642	687

Income before income taxes	26,439	18,483
Income tax expense	9,648	7,481

Net income	$16,791	$11,002

Basic net income per common share	$0.17	$0.13

Weighted-average shares used to compute basic net income per common share	96,612	84,596

Diluted net income per common share	$0.17	$0.13

Weighted-average shares used to compute diluted net income per common share	98,546	87,666

Note 1 – The condensed consolidated statements of operations include the results of Fastclick from the beginning of the accounting period nearest to the acquisition consummation date (September 29, 2005). Had this transaction been completed as of January 1, 2005, on an unaudited pro-forma basis, revenue would have been $100.8 million and net income would have been $11.0 million, or $0.11 per diluted common share, for the three-month period ended September 30, 2005. These unaudited pro-forma results are for information purposes only, are not necessarily indicative of what the actual results would have been had this transaction occurred on January 1, 2005, and are not necessarily indicative of future results.

Note 2 – Includes stock-based compensation expense as follows (the increase in 2006 compared to 2005 is primarily due to the adoption of SFAS 123R):

	Three-month Period
	Ended September 30,
	(Unaudited)
	2006	2005
Sales and marketing	$1,145	$28
General and administrative	1,264	27
Technology	583	15

Total stock-based compensation expense	$2,992	$70

VALUECLICK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Nine-month Period
	Ended September 30,
	(Unaudited)
	(Note 1)
	2006	2005

Revenue	$385,180	$187,400
Cost of revenue	120,072	49,569

Gross profit	265,108	137,831
Operating expenses:
Sales and marketing (Note 2)	115,285	48,433
General and administrative (Note 2)	42,534	27,566
Technology (Note 2)	24,614	14,782
Amortization of intangible assets	16,567	5,792
Restructuring expense, net	—	4

Total operating expenses	199,000	96,577

Income from operations	66,108	41,254
Interest income, net	5,565	3,467

Income before income taxes	71,673	44,721
Income tax expense	30,649	18,269

Net income	$41,024	$26,452

Basic net income per common share	$0.41	$0.32

Weighted-average shares used to compute basic net income per common share	99,948	83,182

Diluted net income per common share	$0.40	$0.31

Weighted-average shares used to compute diluted net income per common share	102,242	85,954

Note 1 – The condensed consolidated statements of operations include the results of E-Babylon, Webclients and Fastclick from the beginning of the accounting period nearest to their acquisition consummation dates (June 13, 2005, June 24, 2005 and September 29, 2005, respectively). Had these transactions been completed as of January 1, 2005, on an unaudited pro-forma basis, revenue would have been $290.8 million and net income would have been $29.1 million, or $0.28 per diluted common share, for the nine-month period ended September 30, 2005. These unaudited pro-forma results are for information purposes only, are not necessarily indicative of what the actual results would have been had these transactions occurred on January 1, 2005, and are not necessarily indicative of future results.

Note 2 – Includes stock-based compensation expense as follows (the increase in 2006 compared to 2005 is primarily due to the adoption of SFAS 123R):

	Nine-month Period
	Ended September 30,
	(Unaudited)
	2006	2005
Sales and marketing	$3,594	$73
General and administrative	4,027	60
Technology	1,887	36

Total stock-based compensation expense	$9,508	$169

VALUECLICK, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30,	December 31,
	2006	2005
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$55,019	$46,875
Marketable securities, at fair value	175,065	193,908
Accounts receivable, net	88,535	74,636
Other current assets	16,548	11,324

Total current assets	335,167	326,743
Property and equipment, net	18,072	17,509
Goodwill	271,182	273,215
Intangible assets, net	85,857	102,245
Other assets	1,679	1,149

TOTAL ASSETS	$711,957	$720,861

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	65,860	66,946
Non-current liabilities	51,112	35,372

Total liabilities	116,972	102,318
Total stockholders’ equity	594,985	618,543

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$711,957	$720,861

VALUECLICK, INC.
RECONCILIATION OF NET INCOME TO ADJUSTED-EBITDA (Note 1)
(In thousands)

	Three-month Period
	Ended September 30,
	(Unaudited)
	2006	2005
Net Income	$16,791	$11,002
Less interest income, net	(1,642)	(687)
Plus provision for income taxes	9,648	7,481
Plus amortization of intangible assets	5,462	3,107
Plus depreciation and leasehold amortization	2,382	1,679
Plus stock-based compensation	2,992	70

Adjusted-EBITDA	$35,633	$22,652

	Nine-month Period
	Ended September 30,
	(Unaudited)
	2006	2005
Net Income	$41,024	$26,452
Less interest income, net	(5,565)	(3,467)
Plus provision for income taxes	30,649	18,269
Plus amortization of intangible assets	16,567	5,792
Plus depreciation and leasehold amortization	6,851	4,742
Plus stock-based compensation	9,508	169

Adjusted-EBITDA	$99,034	$51,957

Note 1 – “Adjusted-EBITDA” (earnings before interest, income taxes, depreciation, amortization, and stock-based compensation) included in this press release is a non-GAAP financial measure.

Adjusted-EBITDA, as defined above, may not be similar to adjusted-EBITDA measures used by other companies and is not a measurement under GAAP. Management believes that adjusted-EBITDA provides useful information to investors about the Company’s performance because it eliminates the effects of period-to-period changes in costs associated with capital investments, income from interest on the Company’s cash and marketable securities, and stock-based compensation expense which are not directly attributable to the underlying performance of the Company’s business operations. Management uses adjusted-EBITDA in evaluating the overall performance of the Company’s business operations.

Though management finds adjusted-EBITDA useful for evaluating aspects of the Company’s business, its reliance on this measure is limited because excluded items often have a material effect on the Company’s earnings and earnings per common share calculated in accordance with GAAP. Therefore, management always uses adjusted-EBITDA in conjunction with GAAP earnings and earnings per common share measures. The Company believes that adjusted-EBITDA provides investors with an additional tool for evaluating the Company’s core performance, which management uses in its own evaluation of overall performance, and a base-line for assessing the future earnings potential of the Company. While the GAAP results are more complete, the Company prefers to allow investors to have this supplemental metric since, with a reconciliation to GAAP, it may provide greater insight into the Company’s financial results.